                                                                                                                Exhibit 19.1


                                      AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                                               AS OF 2/28/99
AGGREGATE RECEIVABLES BALANCE                  NUMBER OF ACCTS     PERCENT OF                   AGGREGATE         PERCENT OF
                                                                    NUMBER OF                  RECEIVABLE          AGGREGATE
                                                                        ACCTS                     BALANCE         RECEIVABLE
                                                                                                                     BALANCE
1.         5,000  or less                               26,882         68.31%              $43,988,053.42              8.15%

2.         5,000 - 10,000                                4,933         12.54%               34,761,124.01              6.44%

3.        10,000 - 25,000                                4,120         10.47%               63,872,133.93             11.83%

4.        25,000 - 50,000                                1,691          4.30%               58,664,230.30             10.86%

5 .       50,000 - 75,000                                  632          1.61%               38,295,023.54              7.09%

6.       75,000 - 100,000                                  295          0.75%               25,500,029.17              4.72%

7.      100,000 - 250,000                                  509          1.29%               77,206,018.73             14.30%

8.      250,000 - 500,000                                  169          0.43%               59,296,447.76             10.98%

9.    500,000 - 1,000,000                                   80          0.20%               53,879,326.12              9.98%

10. 1,000,000 - 5,000,000                                   41          0.10%               78,760,849.83             14.58%

11.      Over   5,000,000                                    1          0.00%                5,793,210.00              1.07%


Total:                                                  39,353                            $540,016,446.81


                               AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                                                AS OF 2/28/99
REMAINING INSTALLMENT TERM                NUMBER OF ACCTS                   PERCENT                AGGREGATE            PERCENT OF
                                                                       OF NUMBER OF              RECEIVABLES             AGGREGATE
                                                                              ACCTS                  BALANCE           RECEIVABLES
                                                                                                                           BALANCE

03 Months or Less                                  16,322                    41.48%           $74,562,213.16                13.81%


04 to 06 Months                                    12,669                    32.19%           152,518,863.95                28.24%


07 to 09 Months                                     9,692                    24.63%           195,196,359.18                36.15%


10 to 12 Months                                       452                     1.15%            53,472,225.54                 9.90%


13 to 18 Months                                       106                     0.27%            20,130,567.74                 3.73%


More than 18 Months                                   112                     0.28%            44,136,217.24                 8.17%





Total:                                             39,353                                    $540,016,446.81

                    AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                           AS OF 2/28/99
            STATES                                  AGGREGATE                 PERCENTAGE OF
                                                  RECEIVABLES                     AGGREGATE
                                                      BALANCE                   RECEIVABLES
                                                                                    BALANCE
CALIFORNIA                                    $114,560,579.50                        21.21%
TEXAS                                           78,044,517.80                        14.45%
NEW YORK                                        48,206,641.21                         8.93%
FLORIDA                                         29,942,359.52                         5.54%
NEW JERSEY                                      28,347,881.04                         5.25%
PENNSYLVANIA                                    28,038,642.07                         5.19%
MASSACHUSETTS                                   20,124,754.24                         3.73%
WASHINGTON                                      16,262,715.87                         3.01%
ILLINOIS                                        15,302,512.67                         2.83%
MICHIGAN                                        13,956,306.39                         2.58%
OHIO                                            12,207,892.09                         2.26%
GEORGIA                                         11,156,773.61                         2.07%
COLORADO                                        10,773,494.09                         2.00%
OREGON                                           7,286,312.15                         1.35%
LOUISIANA                                        7,223,960.98                         1.34%
MISSOURI                                         7,134,614.26                         1.32%
CONNECTICUT                                      6,602,738.48                         1.22%
ALASKA                                           6,396,746.46                         1.18%
TENNESSEE                                        6,327,280.10                         1.17%
NORTH CAROLINA                                   5,911,108.83                         1.09%
MISSISSIPPI                                      5,591,176.39                         1.04%
VIRGINIA                                         4,679,311.04                         0.87%
INDIANA                                          4,636,227.23                         0.86%
ARIZONA                                          4,570,094.17                         0.85%
OKLAHOMA                                         4,386,373.41                         0.81%
MARYLAND                                         4,219,758.06                         0.78%
WEST VIRGINIA                                    4,206,810.29                         0.78%
ALABAMA                                          4,133,217.33                         0.77%
MINNESOTA                                        4,078,957.51                         0.76%
KENTUCKY                                         4,044,104.22                         0.75%
ARKANSAS                                         3,833,199.42                         0.71%
SOUTH CAROLINA                                   3,455,110.55                         0.64%
WISCONSIN                                        3,316,553.33                         0.61%
HAWAII                                           2,021,431.28                         0.37%
NEVADA                                           2,003,791.17                         0.37%
IDAHO                                            1,322,752.34                         0.24%
MAINE                                            1,305,011.40                         0.24%
NEW HAMPSHIRE                                    1,026,011.13                         0.19%
UTAH                                               699,772.80                         0.13%
IOWA                                               692,945.06                         0.13%
RHODE ISLAND                                       606,819.24                         0.11%
WYOMING                                            498,374.47                         0.09%
MONTANA                                            390,270.00                         0.07%
NEBRASKA                                           317,708.00                         0.06%
SOUTH DAKOTA                                       167,911.57                         0.03%
BRITISH COLUMBIA                                     3,677.95                         0.00%
NEW MEXICO                                             903.01                         0.00%
DISTRICT OF COLUMBIA                                   343.08                         0.00%



Total:                                        $540,016,446.81

                                             LOAN LOSS EXPERIENCE (1)
                                               IDENTIFIED PORTFOLIO
                                              (DOLLARS IN THOUSANDS)
                                                                 TWO MONTHS                            TWELVE MONTHS
                                                              ENDED FEBRUARY 28,                     ENDED DECEMBER 31,
                                                           1999              1998                 1998              1997
                                                           ----              ----                 ----              ----
Average Month Principal Balance (2)                       $530,831           $540,432         $536,913            $562,229
Gross Charge Offs                                              434                325            3,010               1,002
Recoveries                                                     152                 77              804                 102
Net Charge Offs                                                282                248            2,206                 900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                  0.32% (3)           0.28% (3)       0.41%               0.16%



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)      Based on the average beginning of the month balances.

(3)      Calculated on an annualized basis.

                                LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                                               IDENTIFIED PORTFOLIO

                                                             AT FEBRUARY 28,                     AT DECEMBER 31,
                                                         1999              1998              1998              1997
                                                         ----              ----              ----              ----

Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                      1.14%              1.12%            1.25%               1.17%
         90-270 days                                     0.78%              0.87%            0.91%               0.93%
         Over 270 days (1)                               0.00%              0.00%            0.00%               0.00%
                                                         -----              -----            -----               -----
             Total                                       1.92%              1.99%            2.16%               2.10%
                                                         =====              =====            =====               =====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                                           ORIGINATORS' PORTFOLIO YIELD
                                               IDENTIFIED PORTFOLIO
                                              (DOLLARS IN THOUSANDS)
                                                            TWO MONTHS                      TWELVE MONTHS
                                                         ENDED FEBRUARY 28,                ENDED DECEMBER 31,
                                                      1999              1998             1998              1997
                                                      ----              ----             ----              ----
Average Month Principal Balance (1)                $530,831         $540,432           $536,913        $562,229
Interest & Fee Income                                 9,312           10,478             60,676          63,462

Average Revenue Yield                            10.53% (2)           11.63% (2)         11.30%          11.29%



(1)      Based on the average beginning of the month balances.

(2)      Calculated on an annualized basis.